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November 19, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549


Dear Sirs/Madam:

    We have read and agree with the comments in Item 4 of Amendment No. 1 to Form 8-K of You Bet International, Inc. dated November 17, 1997.


Yours Truly,

/s/ Deloitte & Touche LLP


Los Angeles, California










                                  Exhibit 16.1

                                       5